EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Section 906 Certifications

In connection with the quarterly report for the quarter ended March 31, 2017 on Form 10-Q (the “Quarterly Report”) of EchoStar Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof, we, Michael T. Dugan and David J. Rayner, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(i)	the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2017

By:	/s/ Michael T. Dugan
Name:	Michael T. Dugan
Title:	Chief Executive Officer, President and Director
(Principal Executive Officer)

By:	/s/ David J. Rayner
Name:	David J. Rayner
Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.